Exhibit 23(a)(i)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       LEGG MASON LIGHT STREET TRUST, INC.

      FIRST: The Board of Directors of Legg Mason Light Street Trust, Inc., a Maryland corporation ("Corporation") organized on August 5, 1998, has, by action on August 6, 1999, changed the name of the class of shares heretofore known as "Legg Mason Market Neutral Trust, Class A shares" to "Legg Mason Market Neutral Trust, Primary Class shares;" and changed the name of the class of shares heretofore known as "Legg Mason Market Neutral Trust, Class Y shares" to "Legg Mason Market Neutral Trust, Navigator Class shares." In all other respects, the shares of Legg Mason Market Neutral Trust, and their attendant rights and privileges, remain unchanged.

      SECOND: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      THIRD: The amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation. The changes in name and designation made herein are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders of the Corporation.

      IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Light Street Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: August 12, 1999                    LEGG MASON LIGHT STREET TRUST,
                                          INC.

                                    By:     /s/ Marie K. Karpinski
                                          --------------------------------
                                          Marie K. Karpinski
                                          Vice President

Attest:   /s/ Susan L. Silva
        ---------------------------
         Susan L. Silva
         Secretary


Baltimore, Maryland (ss)

Subscribed and sworn to before me this 12th day of August, 1999.

  /s/ Laura Atwater
--------------------------
Notary Public









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